UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2024

Superior Industries International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

(248) 352-7300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2024, Superior Industries International, Inc. (the “Company”) and Mill Road Capital III, L.P. (“Mill Road”) entered into a Cooperation Agreement (the “Agreement”).

Pursuant to the Agreement, the Company has agreed that the board of directors of the Company (the “Board”) will appoint Deven Petito (the “Mill Road Designee”, which term includes certain successor designees) to the Board and will include him as a nominee to the Board on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2024 Annual Meeting.

The Mill Road Designee shall have all of the rights and obligations of a director under applicable law and the Company’s organizational documents while serving on the Board and shall be entitled to the same rights and benefits as a majority of the other non-employee directors, including with respect to expense reimbursement, insurance, indemnification, advancement of expenses, compensation and preparation and filing of certain forms with the Securities and Exchange Commission. The Mill Road Designee must, at all times while serving as a member of the Board, comply with all policies applicable to Board members. The Company’s obligation to nominate the Mill Road Designee will terminate, and the Mill Road Designee has irrevocably agreed to offer to resign, if (1) Mill Road and its affiliates cease to collectively beneficially own at least 5.0% of the Company’s common stock then outstanding or (2) both (a) Mill Road or the Mill Road Designee commits a material breach of the Agreement, which breach, if capable of being cured, is not cured within 15 days after receipt by Mill Road of written notice from the Company specifying the material breach and (b) the Company is not in material breach of the Agreement.

If the Mill Road Designee is unable or unwilling to serve as a director of the Company, resigns as a director of the Company, is removed as a director of the Company or ceases to be a director of the Company for any reason prior to the expiration of the Standstill Period (as defined below), or if the Mill Road Designee is nominated by the Company but not elected as a director of the Company at the Applicable Meeting (as defined below), Mill Road may designate a replacement designee, subject to the Company’s approval (not to be unreasonably withheld) and subject to any applicable reelection requirements required by law, stock exchange rules, or the Company’s organizational documents. The Company will, in connection with the cessation of the Mill Road Designee’s service as a director of the Company for any reason, take all actions reasonably necessary to extend any directors’ and officer’s liability insurance coverage for the Mill Road Designee for a period of not less than one (1) year from such event.

Mill Road has agreed to various standstill provisions in the Agreement. Subject to the more detailed terms and conditions of the Agreement, for the duration of the Standstill Period (as defined below), Mill Road has generally agreed, among other things, that it will not, subject to certain exceptions described in the Agreement:

1.	in any way participate in any “solicitation” of proxies, or knowingly advise, encourage or seek to influence any person (other than its affiliates) with respect to the voting of any securities of the Company for the election of directors or approval of any stockholder proposals;

2.	except with the prior written consent of the Chair of the Board, knowingly acquire any ownership interest of 17.0% or more of the Company’s common stock outstanding at such time;

3.	engage in any short sale or other trade with respect to any security that Mill Road knows to derive any significant part of its value from a decline in the market price or value of the securities of the Company;

4.	effect any tender or exchange offer, merger, consolidation, acquisition, recapitalization, reorganization, sale or acquisition of material assets or other extraordinary transaction involving the Company;

5.	call any meeting of stockholders, nominate any candidate to the Board (except as set forth in the Agreement), seek the removal of any member of the Board, solicit consents from stockholders or otherwise take corporation action by written consent of stockholders in a manner inconsistent with the recommendation of the Board; or

6.	take any material action in support of or make any proposal or request that constitutes advising, controlling, changing or influencing the Board or management of the Company, any material change in the capitalization, capital allocation practices or dividend policy of the Company, or any other material change in the Company’s management, business or corporate structure, including amendments to the Company’s certificate of incorporation or bylaws.

Mill Road has also agreed that, during the Standstill Period (as defined below), it will vote its shares in favor of all directors nominated by the Board for election at such meetings. It will also vote its shares in accordance with the Board’s recommendations on all other matters, except with respect to certain specified matters, including proposals relating to (i) an extraordinary transaction, (ii) any amendment to the certificate of incorporation or bylaws of the Company, (iii) the implementation of takeover defenses or (iv) certain issuances of securities.

Mill Road and the Company have each agreed, subject to certain exceptions, that during the Standstill Period (as defined below), neither will make or cause to be made any public statement or announcement that constitutes an ad hominem attack on, or otherwise defames or slanders the other party or affiliates thereof or any of its officers, directors or employees.

The "Standstill Period" means the period commencing on the date of the Agreement and ending on the date that is thirty (30) days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2025 annual meeting of stockholders of the Company. If, on or before the date that is sixty (60) days prior to the expiration of the Company’s advance notice provision for the nomination of directors at the then-next annual meeting of stockholders of the Company, starting with the 2025 annual meeting of stockholders of the Company (each, an “Applicable Meeting”), both (i) the Company irrevocably agrees with Mill Road in writing to include the Mill Road Designee on the Company’s slate of director nominees for such Applicable Meeting, and (ii) the Mill Road Designee agrees to serve as a director of the Company, then the Standstill Period shall be extended (A) if the Mill Road Designee is not elected as a director of the Company at the Applicable Meeting, to the date the Mill Road Designee ceases to serve as a director of the Company, or (B) if the Mill Road Designee is elected as a director of the Company at the Applicable Meeting, to the date that is thirty (30) days prior to the expiration of the Company’s advance notice period for the nomination of directors at the next annual meeting of stockholders of the Company following such Applicable Meeting.

The restrictions during the Standstill Period terminate upon the expiration of the Standstill Period. They terminate earlier if (1) the Company enters into a definitive agreement with a third party that would result in such third party acquiring securities representing a majority of the voting power of the Company or a majority of the consolidated assets of the Company or (2) both (a) the Company commits a material breach of the Agreement, which breach, if capable of being cured, is not cured within 15 days after receipt by the Company of written notice from Mill Road specifying the material breach and (b) neither Mill Road nor the Mill Road Designee is in material breach of the Agreement.

The foregoing summary of the Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2024, to fulfill its obligations under the Agreement, the Board appointed Mr. Petito as a director of the Company and to serve until his successor is elected and qualified or until his earlier resignation or removal.

As a non-employee director, Mr. Petito will receive compensation in the same manner as the Company’s other non-employee directors.

Item 8.01 Other Events.

On January 11, 2024, the Company and Mill Road issued a joint news release relating to the entry into the Cooperation Agreement. A copy of the joint news release is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

99.1	Cooperation Agreement, dated as of January 11, 2024, between Mill Road Capital III, L.P. and Superior Industries International, Inc.
99.2	Joint News Release of Superior Industries International, Inc., dated January 11, 2024.
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC. (Registrant)

Date:	January 11, 2024	/s/ David Sherbin
David Sherbin
Senior Vice President, General Counsel and Chief Compliance Officer